Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of this 29th day of June,  2023 (the “Third Amendment Effective Date”), by and among (i) PNG COMPANIES LLC, a Delaware limited liability company (“Borrower”), (ii) the several banks and other financial institutions or entities parties on the date hereof to the Existing Credit Agreement (as defined below) (each a “Lender” and, collectively, the “Lenders”), and (iii) PNC BANK, NATIONAL ASSOCIATION in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

BACKGROUND

A.The Borrower, the Administrative Agent and the Lenders are parties to a  Credit Agreement, dated as of November 25, 2020 (as heretofore amended, supplemented, modified, or restated, including by the First Amendment to Credit Agreement, dated as of November 5, 2021, and the Second Amendment to Credit Agreement, dated as of June 30, 2022, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, supplemented, modified or restated from time to time, the “Amended Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility in an aggregate amount of $300,000,000 (the “Facility”).  The loans under the Facility are evidenced by the Borrower’s Notes to the Lenders in the aggregate principal amount of $300,000,000.

B.The Borrower, the Administrative Agent and the Lenders desire to (i) extend the Revolving Commitment  Termination Date; and (ii) modify certain other provisions of the Existing Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement.

2.Amendments to Existing Credit Agreement.  Effective on the Third Amendment Effective Date, the Existing Credit Agreement shall be amended as follows:

(a)The following definitions in Section 1.1 shall be amended and restated to read in full as follows:

“Applicable Margin”: the rate per annum equal to the rates set forth in the table below:

Applicable Margin for BSBY Rate Loans	Applicable Margin for ABR Loans
0.90%	0.00%

 “Revolving Commitment Termination Date”: June 27, 2024.

3.Borrower’s Ratification.  The Borrower agrees that it has no defenses, set-offs, counterclaim or challenge against the Lenders or the Administrative Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  The Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

4.Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)Immediately before giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Existing Credit Agreement, and immediately after giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Amended Credit Agreement and the other Loan Documents, are in each case true and correct in all material respects (it being understood that the materiality qualifier shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) as of the Third Amendment Effective Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects (or all respects, as applicable) on and as of the specific dates or times referred to therein);

(b)Immediately before giving effect to this Agreement, there exists no Default or Event of Default under the Existing Credit Agreement, and immediately after giving effect to this Agreement there exists no Default or Event of Default under the Amended Credit Agreement;

(c)This Agreement (including the Amended Credit Agreement) has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms; and

(d)No consent, approval or authorization of, filing, registration or recording with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Amended Credit Agreement (except for those which have been obtained on or prior to the date hereof).

All of the above representations and warranties shall survive the making of this Agreement.

5.Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Administrative Agent and its counsel, of the following conditions precedent on or before the Third Amendment Effective Date:

(a)The Administrative Agent shall have received the following, all of which shall be in form and substance satisfactory to the Administrative Agent and shall be duly completed and executed by the Borrower, the Administrative Agent and the Lenders, as applicable:

(i) This Agreement;

(ii)Copies, certified by an officer of the Borrower as of a recent date, of resolutions of the board of directors of the Borrower in effect on the date hereof authorizing the execution, delivery and performance of this Agreement  and the transactions contemplated hereby and the performance of the Amended Credit Agreement;

(iii)Copies, certified by an officer of the Borrower as of a recent date, of the certificate of formation and limited liability company agreement of the Borrower as in effect on the Third Amendment Effective Date, or a certificate stating that there have been no changes to any such documents since the most recent date true and correct copies thereof were delivered to the Administrative Agent;

(iv)A good standing certificate for the Borrower in the State of its formation dated as of a recent date;

(v)State-level Uniform Commercial Code lien searches with respect to the Borrower in its jurisdiction of organization and with results reasonably acceptable to the Administrative Agent;

(vi)If the Borrower qualifies as a legal entity customer under the Beneficial Ownership Regulations, an executed Certificate of Beneficial Ownership for the Borrower and, in any case, such other documentation and other information requested by the Administrative Agent and the Lenders in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(vii)Such additional documents, certificates and information as the Administrative Agent or the Lenders may require pursuant to the terms hereof or otherwise reasonably request.

(b)The Administrative Agent shall have received such fees as shall have been agreed.

The Administrative Agent shall have received, to the extent invoiced, reimbursement of all fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Borrower hereunder.

(c)All of the foregoing fees shall be in all respects, fully earned, due and payable on the Third Amendment Effective Date and non-refundable and non-creditable thereafter.

6.Integration.  This Agreement constitutes the sole agreement of the parties hereto with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto.  From and after the Third Amendment Effective Date, all references in the Amended Credit Agreement and each of the other Loan Documents to the Credit Agreement or the other Loan Documents modified hereby shall be deemed to be references to the Amended Credit Agreement and such other Loan Documents as modified hereby.  This Agreement shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

7.Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.Miscellaneous.

(a)The Borrower agrees to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(b)All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Administrative Agent and the Lenders in connection therewith shall remain unaltered and in full force and effect except as expressly modified or amended hereby.  To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(c)The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(d)In consideration of the Administrative Agent’s and the Lenders’ agreement to amend the existing revolving credit facility on the terms hereof, the Borrower hereby waives and releases the Administrative Agent and the Lenders and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

(e)This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(f)This Agreement shall be governed by and construed according to the laws of the State of New York.

(g)This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(h)The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(i)This Agreement may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

(j)No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PNG COMPANIES LLC
By: /s/ Brian Dingerdissen
Name: Brian Dingerdissen
Title: Vice President
Investor Relations and Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By: /s/ Domenic D’Ginto
Name: Domenic D’Ginto
Title: Managing Director

LENDERS:
PNC BANK, NATIONAL ASSOCIATION, as Swing Line Lender and as a Lender
By: /s/ Domenic D’Ginto
Name:Domenic D’Ginto
Title: Managing Director
TD BANK, N.A.
By: /s/ Jennifer L. Suspensk i
Name:Jennifer L. Suspenski
Title: Vice President

CITIZENS BANK, N.A.
By: /s/ Carl S. Tabacjar, Jr
Name:Carl S. Tabacjar, Jr
Title: Senior Vice President